SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2000

                       Prometheus Income Partners,
                     a California Limited Partnership
            (Exact name of registrant as specified in its charter)

California                       000-16950            77-0082138
(State or other jurisdiction     (Commission          (IRS Employer
of incorporation or              File Number)         Identification No.)
organization)


350 Bridge Parkway, Redwood, California               94065-1517
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (650) 596-5300


                         Not Applicable
      (Former name or former address, if changed since last report)





Item 5.     Other Events.

On November 22, 2000, the Registrant mailed to each holder of limited partnership units of the Registrant the letter (the "Letter") attached hereto as Exhibit 99.1 regarding the proposed merger of the Registrant with and into PIP Partners-General, LLC ("PIP Partners"). As set forth in the Letter, PIP Partners has taken the actions reflected therein in light of better than anticipated financial results of the Registrant for the nine months ended September 30, 2000.


Item 7.     Financial Statements and Exhibits.

            (c)  EXHIBITS

                 99.1 Letter to The Limited Partners of the Registrant dated November 22, 2000



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Prometheus Income Partners,
                                          a California Limited Partnership
                                                 (Registrant)


Date: November 22, 2000                   By:  /s/ John J. Murphy
                                               John J. Murphy,
                                               Vice President






                        INDEX TO EXHIBITS

Exhibit Number                    Description

         99.1                     Letter to the Limited Partners of
                                  the Registrant dated November 22, 2000



Exhibit 99.1 Letter to The Limited Partners of the Registrant dated November 22, 2000


                       PROMETHEUS DEVELOPMENT CO., INC.
                            350 Bridge Parkway
                         Redwood City, Ca 94065-1517
                             (650) 596-5393

                                                             November 22, 2000

To: 	The Limited Partners of Prometheus Income Partners

In June 2000, Prometheus Income Partners (the "Partnership") advised you of its intent to hold a meeting of the Limited Partners of the Partnership to address a proposal pursuant to which PIP Partners-General, LLC, which is an affiliate of the Partnership's General Partner, would acquire by way of merger all of the outstanding limited partner units not now owned by it. As originally proposed, if the merger were approved and consummated, each Limited Partner would receive $1,200 in cash for each Limited Partner Unit they hold. The parties have continued to pursue this transaction by filing requisite preliminary proxy and related materials with the Securities and Exchange Commission and by taking other actions to facilitate the proposed transaction. However, in light of better than anticipated financial results for the first nine months of fiscal 2000, PIP Partners-General has decided to obtain appraisals of each of the Partnership's two properties, at its expense, in order better to assess the fairness of the proposed merger terms. While it is the current intent of these parties to proceed with the proposed merger, the parties may proceed with the transaction on the same or different terms, or may determine not to proceed at all, depending on the outcome of those appraisals. If the parties determine to proceed, the appraisals will be included in the proxy materials to be provided to you.

Preliminary proxy statements have been filed with the Securities and Exchange Commission. If the parties determine to proceed with the merger, a definitive proxy statement will be filed with the Securities and Exchange Commission and distributed to Limited Partners with a proxy card for Limited Partners to execute and return. In such event, read the definitive proxy statement when you receive it because it will contain important information that expands upon and clarifies the information contained in this letter. You can also obtain a preliminary version of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement to be provided to you will provide further information with respect to the proxy solicitation and the proposed merger, including a detailed list of the participants in the proxy solicitation as well as a description of their direct or indirect interests in the Partnership. Upon request, once they become available, the General Partner will provide you for free with a Proxy Statement, the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, copies of each of which previously have been sent to each of the limited partners, and the Amended and Restated Agreement and Plan of Merger dated as of September 29, 2000.

On behalf of the General Partner, I thank you for your patience and support and appreciate your consideration of these matters.


                                     Prometheus Development Co., Inc., a
                                     California corporation


                                        /s/ John J. Murphy
                                     By:  John J. Murphy
                                     Title:  Vice President